EXHIBIT 3(ii)

BYLAWS

OF

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(a Delaware corporation)

As amended as of December 27, 2007

_____________

ARTICLE I

STOCKHOLDERS

1.        CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2.        UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3.        FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4.        STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5.        RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.        MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

7.	STOCKHOLDER MEETINGS.

a.        TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

b.        PLACE. Annual meetings and special meetings may be held at such place, either within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware. The board of directors may also, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. If a meeting by remote communication is authorized by the board of directors in its sole discretion, and subject to guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

c.        CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

d.        NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, which shall state the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, the written notice of any meeting shall be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Whenever notice is required to be given under the Delaware General Corporation Law, certificate of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

e.        STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

f.         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

g.        PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making the determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the Delaware General Corporation Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

h.        INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

i.         QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

j.         VOTING. Each share of common stock shall entitle the holder thereof to one vote on matters that such holder is entitled to vote upon. Each share of Series A Preferred Stock shall be entitled to three votes for each share of common stock issuable upon conversion of the Series A Preferred Stock as of the record date of such vote on matters that such holder is entitled to vote upon The holders of shares of Series A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the corporation’s bylaws, and except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the common stock voting together as a single class. Except as required by law, the holders of the Series A Preferred Stock will be entitled to vote on an as-converted basis on all matters in which the holders of common stock are entitled to vote, including the election of directors. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided however that, for so long as at least 50% of the Series A Preferred Stock originally issued pursuant to the Securities Purchase Agreement dated as of December 27, 2007 by and between the corporation and Esterna Ltd., remain outstanding, the holders of the outstanding Series A Preferred Stock shall have the exclusive right to elect a majority of the corporation’s board of directors, and such directors may only be removed and may be removed from time to time, by the holders of the Series A Preferred Stock. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

8.        STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper shall be delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

9.        CONSENTS REQUIRED OF THE HOLDERS OF SERIES A PREFERRED STOCK. In addition to the voting rights described in Section 7j, for so long as at least 50% of the aggregate number of originally-issued shares of Series A Preferred Stock remain outstanding, consent of the holders of at least 66 2/3 % of then outstanding shares of the Series A Preferred Stock voting together as a class shall be required for: (i) any action that creates any new class or series of equity securities or any other security convertible into equity securities ranking on par with the Series A Preferred Stock with respect to redemption, voting, dividends, or upon liquidation, (ii) the amendment, alteration or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (iii) the declaration or payment of any dividend or distribution on any securities of the corporation other than the Series A Preferred Stock pursuant to and in accordance with the provisions of the Certificate of Designation for the Series A Preferred Stock, or the authorization of the repurchase of any securities of the corporation, (iv) the approval of any event described under Section 3 "Liquidation Preferences" of the Certificate of Designation for the Series A Preferred Stock, (v) the carrying on by the corporation of any business other than the business of the corporation similar to the business conducted by the corporation or any affiliate to date, (vi) the creation (through reclassification, issuance or otherwise) any shares of preferred stock (regardless of rights, privileges, powers or preferences; (vii) the issuance of any additional shares of preferred stock other than the shares of Series A Preferred Stock sold pursuant to the Securities Purchase Agreement; (viii) the merger or consolidation into or with any other entity (other than a merger or consolidation where the corporation is the survivor or continuing corporation of such merger or consolidation and the corporation’s stockholders as constituted immediately prior to such merger or consolidation will, immediately after such merger or consolidation hold a majority of the voting power of the corporation), sell all or substantially all of the corporation’s assets or effect a liquidation of the assets of the corporation; (ix) the entering into, directly or indirectly, or permitting of any Subsidiary to enter into, directly or indirectly, any debt or lease transaction where the aggregate value of any such transaction exceeds $1 million; (x) changing the size of, or election procedure of, the corporation’s Board of Directors; (xi) increasing the number of shares reserved under any plan adopted by the corporation for issuance of equity to employees, non-employee directors and consultants; (xii) entering into or permitting any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of the corporation or any of its Subsidiaries, where the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the lesser of (A) $1 million or (B) 10% of the corporation's total consolidated assets; provided, however, that such restriction shall not apply to inventory sales and other sales in the ordinary course of business; (xiii) entering into or permitting any Subsidiary to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any affiliates, directors, officers, employees or stockholders of the corporation or any Subsidiary where the aggregate value of any such transaction exceeds $25,000; (xiv) entering into or permitting any sale, transfer, encumbrance, other disposition or any series of related dispositions of any key technology or intangible, license or otherwise transfer the rights to technology or Intangibles necessary or material to its operations; (xv) hiring, terminating or replacing the corporation’s Chief Executive Officer, Chief Technology Officer, Chief Financial Officer or President or any person performing functions equivalent to those of such offices; or (xvi) engaging in any transaction that is material or could reasonably be expected to be a material matter to the assets or operations of the corporation.

10.       NOTICES OF CORPORATE ACTION TO THE HOLDERS OF SERIES A PREFERRED STOCK. In the event of:

(i)        any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii)        any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any consolidation or merger involving the corporation and any other person or any transfer of all or substantially all the assets of the corporation to any other person; or

(iii)	any voluntary or involuntary dissolution, liquidation or winding-up of the corporation; or

(iv)       any plan or proposal by the corporation to register shares of the Common Stock with the Securities and Exchange Commission;

the corporation will deliver to the holder a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up or (z) the date or expected date of the filing of the initial registration statement with respect to such shares of Common Stock. Such notice shall be furnished at least 30 days prior to the date therein specified; provided, however, if such date is prior to a public announcement relating to the events set forth and on such date the corporation is either bound by an agreement with a third party of confidentiality with respect to the corporate action the subject of this Section 10, or the corporation's securities are traded or quoted on any recognized national securities exchange or quotation system, then such notice shall be provided to each holder of a share of Series A Preferred Stock simultaneously with the notice provided to the corporation's stockholders.

ARTICLE II

DIRECTORS

1.        FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.        QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three persons. Thereafter the number of directors constituting the whole board shall be not less than three nor more than nine. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3.        ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.	MEETINGS.

a.        TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

b.        PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

c.        CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, or the President, or of a majority of the directors in office.

d.        NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Whenever notice is required to be given under the Delaware General Corporation Law, certificate of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

e.        QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

f.         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

g.        CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.        REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6.        COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

7.        WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III

OFFICERS

The officers of the corporation shall include a President, a Secretary, and a Treasurer, and the Board of Directors, in its discretion, may also choose a Chairperson of the Board, a Vice-Chairperson of the Board, a Managing Director, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in these Bylaws and in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

The following named officers shall have the following special powers and duties:

(a)       Chairman of the Board. The Board of Directors shall designate a chairman of the board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

(b)       President. The President shall be charged with supervision of the offices of the Corporation and of its personnel, shall have responsibility for the general and active management of the business of the Corporation, and shall see that all the orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers to any other officer(s) of the Corporation. In the absence of both the Chairman and the Vice Chairman, the President shall preside over meetings of the Board of Directors. At the direction of the Board of Directors, the President may assume charge and supervision of the offices of the Corporation and of its personnel and may actively supervise and direct the conduct of its business. He shall also perform such other duties as may be assigned to him by the Board of Directors. The President may also execute contracts in the name of the Corporation and appoint and discharge agents and employees.

(c)       Chief Executive Officer. The Chief Executive Officer shall have primary responsibility for the general and active management of the business of the Corporation, and shall see that all the orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers to any other officer(s) of the Corporation. At the direction of the Board of Directors, the Chief Executive Officer shall assume charge and supervision of the offices of the Corporation and of its personnel and shall actively supervise and direct the conduct of its business. He shall also perform such other duties as may be assigned to him by the Board of Directors. The Chief Executive Officer may also execute contracts in the name of the Corporation and appoint and discharge agents and employees.

(d)       Vice Chairman; Managing Director. The Board of Directors may designate a Vice Chairman and/or a Managing Director. Such person shall have the responsibilities and duties as set forth by the Board of Directors. The Vice Chairman and/or Managing Director may also execute contracts in the name of the Corporation.

(e)       Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors.

(f)        Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors.

(g)       Executive Vice President and Other Vice Presidents. The Board of Directors may designate and appoint an Executive Vice President, who, in the absence or disability of the President, shall act in the stead and place, and shall discharge the duties of the President and possess the powers of the President. At the direction of the Board of Directors or the President, he may assume charge and supervision of the offices of the Corporation and of its personnel and may actively supervise and direct the conduct of its business. He shall also perform such other duties as may be assigned to him by the Board of Directors or the President as shall any other Vice Presidents of the Corporation.

The Board of Directors may designate and appoint such other Vice Presidents as it may, in its discretion, choose to do.

(h)       Secretary – The Secretary shall keep the minutes of all meetings and record all votes of shareholders, the Board of Directors and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of shareholders, the Board of Directors or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Board, the list of shareholders required by these Bylaws. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Board of Directors.

(i)        Treasurer – Subject to the direction of the Board of Directors, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer subject to the direction of the Board of Directors. In the absence or disability of the Treasurer or when specifically authorized by the Board of Directors, the President, the Chief Executive Officer, or the Secretary may perform all or any of the duties of the Treasurer herein set forth and such other duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President.

(j)        Other Officers – All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

CONTROL OVER BYLAWS

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

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